CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Counsel and Independent Registered Public Accounting Firm” in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Madison Strategic Sector Premium Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-122663) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-21713).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 24, 2005